Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Great Ajax Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Equity	Preferred Stock	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Debt	Debt Securities	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Other	Warrants	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Other	Units	457(o)	(1)	(2)	(2)	-	-	-	-	-
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	$300,000,000	0.0001476	$44,280 (3)	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)						S-3	333-274055	November 9, 2023
	Equity	Preferred Stock	415(a)(6)						S-3	333-274055	November 9, 2023
	Debt	Debt Securities	415(a)(6)						S-3	333-274055	November 9, 2023
	Other	Warrants	415(a)(6)						S-3	333-274055	November 9, 2023
	Other	Units	415(a)(6)						S-3	333-274055	November 9, 2023
	Unallocated (Universal) Shelf	-	415(a)(6)	-	-	$100,000,000 (4)	-	-	S-3	333-274055	November 9, 2023	$7,111.85
	Total Offering Amounts					$400,000,000	-	$44,280
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$44,280 (4)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, debt securities, warrants and units comprised of one or more of the other securities that may be offered pursuant hereto to be sold by the registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $400,000,000. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants that provide for such conversion or exchange. In addition, Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $400,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities being registered hereunder include $100,000,000 of unsold securities (collectively, the “Unsold Securities”) previously registered on the registrant’s registration statement on Form S-3 (File No. 333-274055), which was originally filed on August 18, 2023, and declared effective on November 9, 2023 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $100,000,000. The aggregate filing fees previously paid in connection with the Unsold Securities was $7,111.85. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $100,000,000 of unsold securities being included in this registration in reliance on Rule 415(a)(6), because such unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $300,000,000 of new securities registered on this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $7,111.85 registration fee previously paid by the registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.